UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2003

The SCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

355 South 520 West Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Item 5.                       Other Events and Regulation FD Disclosure.

In its press release issued December 22, 2003 as described more fully below under “Item 12. Results of Operations and Financial Condition,” The SCO Group, Inc. (“SCO”) announced financial results for the fiscal year ended October 31, 2003 and the fourth quarter of fiscal 2003.  SCO reported revenue of $24.3 million for the fourth quarter of fiscal 2003, a 57% increase over revenue of $15.5 million for the comparable quarter a year ago.

SCO’s fourth quarter revenue from UNIX products and services was $14.0 million.  In addition, revenue generated from SCO’s SCOsource licensing initiative was $10.3 million, and was derived from licensing agreements reached with Microsoft Corporation and Sun Microsystems, Inc. earlier in fiscal 2003.

SCO reported a net loss for the fourth quarter of fiscal 2003 of $1.6 million, or $0.12 per diluted common share.  Net income for fiscal 2003 was $5.4 million, or $0.34 per diluted common share, compared to a net loss of $24.9 million, or $1.93 per diluted common share, in fiscal 2002.

Additionally, in another press release issued December 22, 2003 described more fully below under “Item 9. Regulation FD Disclosure,” SCO announced that, under the terms of SCO’s System V UNIX contracts, SCO has commenced issuing written notice to thousands of licensees requiring each licensee to, among other things, provide written certification that it is in full compliance with its UNIX source code agreement, including certification that such licensee is not using proprietary UNIX code in Linux, has not allowed unauthorized use of the licensed UNIX code by its employees or contractors, and has not breached confidentiality provisions relating to the licensed UNIX code.  Additionally, SCO announced that it has begun providing notice of Digital Millennium Copyright Act violations via letters sent to select Fortune 1000 Linux end users.  The letters also set forth additional evidence of copyright infringement in Linux.

Item 7. Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release of The SCO Group, Inc. dated December 22, 2003, regarding financial results for the fourth quarter of fiscal 2003 and the fiscal year ended October 31, 2003

99.2                           Press Release of The SCO Group, Inc. dated December 22, 2003, regarding new initiatives to enforce and protect intellectual property rights

Item 9.  Regulation FD Disclosure.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is the text of SCO’s announcement regarding new initiatives to enforce and protect its intellectual property rights.

Except as set forth above in “Item 5.  Other Events and Regulation FD Disclosure,” the information in this report under Item 9, including the press release attached as Exhibit 99.2, is being furnished and shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 12.                Results of Operations and Financial Condition.

On December 22, 2003, SCO issued a press release announcing financial results for its fourth quarter and fiscal year ended October 31, 2003, and certain other information.  A copy of the press release is furnished as Exhibit 99.1 to this report, which press release is incorporated herein by reference.

Except as specifically set forth above in “Item 5. Other Events and Regulation FD Disclosure,” the information in this report under Item 12, including the press release attached as Exhibit 99.1, is being furnished and shall not be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

In the press release attached as Exhibit 99.1, SCO provides net income and earnings per share measures for the fourth quarter of fiscal 2003 and the fiscal year ended October 31, 2003 that exclude a charge of approximately $9.0 million incurred in connection with its October 2003 private placement for compensation paid to SCO’s law firms engaged to represent SCO in intellectual property matters.  These measures adjust GAAP net income (loss) and earnings per share to remove the impact of this compensation charge that is unusual in nature.  Since the compensation charge was incurred in connection with an infrequent transaction, SCO management believes these non-GAAP financial measures assist management and investors in evaluating and comparing operating results between periods while highlighting trends in the results of operations.  A reconciliation of net income (loss) and earnings per share, excluding the $9.0 million charge, is provided in the financial tables attached to the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2003

	By:	/s/ Robert K. Bench
Chief Financial Officer
Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The SCO Group, Inc. dated December 22, 2003, regarding financial results for the fourth quarter of fiscal 2003 and the fiscal year ended October 31, 2003

99.2	Press Release of The SCO Group, Inc. dated December 22, 2003, regarding new initiatives to enforce and protect intellectual property rights